Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-131375) pertaining to the Cintas Corporation Partners’ Plan of our report dated June 29, 2017, with respect to the financial statements and schedule of Cintas Corporation Partners’ Plan included in this Amendment No. 2 to the Annual Report (Form 11-K/A) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Cincinnati, Ohio

June 11, 2018